Exhibit 4.5

EXECUTION COPY

AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT

This Amendment No. 1 (this “Amendment”) to Investor Rights Agreement (this “Agreement”) is made as of the 14th day of February, 2006, by and among AECOM Technology Corporation, a Delaware corporation (the “Company”), and the investors on the signature page hereto (together with any of their Permitted Transferees and any other stockholders of the Company who from time to time become party to this Agreement by execution of a Joinder Agreement in substantially the same form attached hereto as Exhibit A, herein referred to collectively as the “Investors” and individually as an “Investor.”  Capitalized terms not defined herein are defined as set forth in Section 1 of the Agreement.

The Company and the Investors, as parties to the Agreement, desire to enter into this agreement in order to amend, effective as of the date hereof, certain provisions of the Agreement in accordance with Section 11.4 of the Agreement.

NOW THEREFORE, the Company and the Investors hereby agree as follows:

A.           Amendment to Certain Defined Terms.

1.             The definition of “PCG Holder” is hereby added to Section 1 of the Agreement by adding the following text thereto:

“PCG Holder” shall mean CalPERS/PCG Corporate Partners, LLC and each Affiliate thereof to whom the PCG Holder has transferred its New Preferred Shares.

B.            Other Amendments.

1.             Section 7 of the Agreement is hereby amended and restated in its entirety by the following text:

“7.           Delivery of Financial Statements

7.1          Annual Financial Statements

Until the earlier of (i) the completion of an Initial Public Offering and (ii) the date on which the Company becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, the Company shall deliver to each Investor Group Holder and the PCG Holder, an audited consolidated balance sheet of the Company and its subsidiaries as at the end of each fiscal year and audited consolidated statements of operations and of cash flows of the Company and its subsidiaries for each fiscal year, including all notes to such financial statements, at the same time the Company delivers such financial statements to the borrowers under the Senior Credit Facility.  In the event that the Senior Credit Facility is terminated, the Company shall deliver such financial statements pursuant to the requirements of the Senior Credit Facility as of the date of termination.

7.2          Quarterly Financial Statements and Annual Budget

Until the earlier of (i) the completion of an Initial Public Offering and (ii) the date on which the Company becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, the Company shall deliver to each Investor Group Holder  and the PCG Holder (so long as such Holder or such Holder’s Investor Group holds New Preferred Shares with a Liquidation Preference of at least $10,000,000), a consolidated balance sheet of the Company and its subsidiaries as at the end of each of the first three fiscal quarters, consolidated statements of operations and of cash flows of the Company and its subsidiaries for each of the first three fiscal quarters, including all notes to such financial statements, and an annual operating budget for the Company for the following fiscal year, at the same time the Company delivers such financial statements and budget to the borrowers under the Senior Credit Facility.   In the event that the Senior Credit Facility is terminated, the Company shall deliver such financial statements pursuant to the requirements of the Senior Credit Facility as of the date of termination.”

2.             Section 8.1 of the Agreement is hereby amended and restated in its entirety by the following text:

“8.1        Access to Information

Until the earlier of (i) the completion of an Initial Public Offering and (ii) the date on which the Company becomes subject to the reporting requirements under the Exchange Act, the Company (A) agrees to permit the Investor Group Holders and the PCG Holder and each of their agents and representatives, upon reasonable advance notice to an officer of the Company, reasonable access during normal business hours to (1) the premises of the Company and its subsidiaries and (2) all the books, computer software application systems, files and records of the Company and its subsidiaries, including, but not limited to, lease, loan, real estate, financial, tax and personnel files and records, and to furnish the Investor Group Holders and the PCG Holder such financial and operating data, reports and other information with respect to the business, assets and properties of the Company as the Investor Group Holders or the PCG Holder shall reasonably request; and (B) will provide the Investor Group Holders and the PCG Holder and  each of their representatives and agents, reasonable access during normal business hours to the Company’s executives, officers and other key employees for the discussion of the materials described above in Sections 7 and 8 and other matters relating to the Company’s business; provided that such inspection and access shall not (1) extend to information that is the subject of government “classified,” security or similar restrictions, (2) unreasonably disrupt the day-to-day business operations of the Company and its Subsidiaries, (3) violate a confidentiality agreement between the Company and a third party, or (4) result in the waiver of any attorney-client, attorney work product or other similar legal privilege asserted by the Company in good faith.”

3.             Section 8.2(b) of the Agreement is hereby amended and restated in its entirety by the following text:

Amendment No. 1 to Investor Rights Agreement

(b)           Notwithstanding any other provision contained herein, each Investor Group Holder and the PCG Holder, with the prior review and written consent of the Company, which consent shall not be unreasonably withheld or delayed, shall have the right to issue a press release or other public statement, with respect to the transactions contemplated by this Agreement and the Transaction Documents.  Each Investor Group, Investor Group Holder or the PCG Holder shall also have the right to list the Company as a portfolio company of such Investor Group, Investor Group Holder or the PCG Holder on the web site or sites owned and maintained by such Person and, with the written consent of the Company, which consent shall not be unreasonably withheld or delayed, in any other marketing materials as such Investor Group, Investor Group Holder or the PCG Holder shall determine.

4.             Section 8.3 of the Agreement is hereby is hereby added to Section 8 of the Agreement by adding the following text thereto:

“8.3        Access to Board Information

“As long as the PCG Holder holds at least fifty percent (50%) of the New Preferred Shares it initially acquired (or Registrable Securities converted therefrom), the Company shall provide a representative of the PCG Holder with copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided.”

5.             Section 10.3 of the Agreement is hereby amended and restated in its entirety by the following text:

“The Company shall within ten (10) Business Days following the appointment of each Investor Group Director provide for and maintain indemnification of each Investor Group Director on terms no less favorable than the indemnification, including, without limitation, directors’ and officers’ liability insurance, in effect as of such date in respect of the then sitting members of the Company’s Board of Directors.  The obligation of the Company pursuant to this Section 10.3, including directors’ and officers’ liability insurance, shall continue so long as an Investor Group Director serves on the Board of Directors of the Company, and for a period of twelve (12) months after such Investor Group Director no longer serves as a member of the Board of Directors of the Company.  For the avoidance of doubt, this Section 10.3 shall not affect any indemnification obligation the Company may have, including those set forth under the Company’s bylaws, and indemnification for matters based on, or arising out of, any matter existing or occurring while such Investor Group Director was a director, even though such Investor Group Director may no longer be a director at the time any claim for indemnification is made, shall continue following such director’s service on the Board of Directors.”

C.            Miscellaneous

1.             This Amendment is made by the parties to the Agreement pursuant to Section 11.4 of the Agreement.  The Agreement, as amended by this Amendment, constitutes the full and entire understanding and agreement between parties with respect to the subject matter hereof, and collectively supersede all other prior agreements and understandings, both oral and written, among the parties with respect to the subject matter hereof.

2.             This Amendment shall be governed by and construed in accordance with the laws of the state of New York (without regard to its principles of conflicts of laws, except for New York General Obligations Law Section 5-1401).

3.             This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile (which shall include a photocopy distributed by e-mail) shall be effective as delivery of a manually executed counterpart of this Agreement.  Delivery of manually executed counterparts of this Agreement shall immediately follow delivery by facsimile, but the failure to so deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect hereof.

[SIGNATURE PAGES TO FOLLOW]

The parties have executed this Amendment No. 1 to Investor Rights Agreement as of the date first written above.

AECOM TECHNOLOGY CORPORATION

By:
	Name:	Eric Chen
	Title:	Senior Vice President, Finance, and General Counsel

GSO SPECIAL SITUATIONS FUND LP

By GSO Capital Partners LP, its Investment
Advisor

By:
Name: George Fan
Title: Authorized Signatory

GSO SPECIAL SITUATIONS OVERSEAS FUND LTD.

By GSO Capital Partners LP, its Investment
Advisor

By:
Name: George Fan
Title: Authorized Signatory

GSO SPECIAL SITUATIONS OVERSEAS BENEFIT PLAN FUND LTD

By GSO Capital Partners LP, its Investment
Advisor

By:
Name: George Fan
Title: Authorized Signatory

GSO CREDIT OPPORTUNITIES FUND (HELIOS), L.P.

By GSO Capital Partners LP, its Investment
Advisor

By:
Name: George Fan
Title: Authorized Signatory

J.H. WHITNEY VI, L.P.

By: J.H. Whitney Equity Partners VI, LLC
Its: General Partner

By:
Name: Michael C. Salvator
Title: Managing Member

CALPERS/PCG CORPORATE PARTNERS, LLC

By:	PCG Corporate Partners Investments LLC
Its:	Manager

By: Pacific Corporate Group Holdings, LLC
Its: Managing Member

By:
Name:
Title: